Exhibit 23.2

Consent of MarksNelson Independent Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 (the “Registration Statement”), including the related Prospectus, of NovaBay Pharmaceuticals, Inc. (“NovaBay”) of our Firm’s report, dated July 26, 2021, relating to the financial statements of DERMAdoctor, LLC for the years ended December 31, 2020 and 2019, which appear in the Amendment No. 1 to the Current Report on Form 8-K of NovaBay, filed with the Securities and Exchange Commission on December 1, 2021.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus to the Registration Statement.

/s/ MarksNelson LLC

Kansas City, Missouri

December 1, 2021